UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2011

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland  20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)The annual meeting of the shareholders of Sandy Spring Bancorp, Inc. (the “Company”) was held on May 4, 2011.

(b)The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.The shareholders elected the following individuals as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld
Mark E. Friis	17,244,678	171,797
Pamela A. Little	17,258,097	158,378
Craig A. Ruppert	17,165,740	250,735

There were 3,013,267 broker non-votes in the election of directors.

2.The shareholders approved the 2011 Employee Stock Purchase Plan by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
16,716,009	489,311	211,153

There were 3,013,269 broker non-votes on the proposal.

3.The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
16,314,023	869,674	3,013,270

There were no broker non-votes on the proposal.

4.           The shareholders voted, on an advisory basis, in favor of holding a shareholder advisory vote on the compensation of the named executive officers every year as set forth below:

One Year	Two Years	Three Years	Abstentions
15,269,726	85,929	1,852,396	208,421

There were no broker non-votes on the proposal.

The board of directors determined that an advisory vote on the approval of the compensation of the named executive officers will be included annually in the Company’s proxy materials.

5.The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
20,299,312	58,831	71,599

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC. (Registrant)

Date: May 6, 2011	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary